Exhibit 99

Hillenbrand Industries, Inc. Announces “Any and All” Cash Tender Offer
For its 4.50 percent Senior Notes due 2009

Tender Offer Connected with Previously Announced Plans to Separate Medical Technology and
Funeral Services Businesses

BATESVILLE, Ind. (February 29, 2008) – Hillenbrand Industries, Inc. (NYSE: HB) (the “Company”) announced today that it has commenced a cash tender offer to purchase any and all of its outstanding 4.50 percent Senior Notes due 2009 (CUSIP No. 431573AD6), of which $250 million in aggregate principal amount was outstanding as of February 29, 2008, pursuant to an Offer to Purchase dated today (the “Offer to Purchase”), which sets forth a more comprehensive description of the terms of the tender offer.

The tender offer is being conducted in connection with the previously announced separation of the two primary operating companies of Hillenbrand Industries, Hill-Rom, the Company’s medical technology business, and Batesville Casket, the Company’s funeral service business. The separation is expected to be completed at the end of the Company’s second fiscal quarter.

To accomplish the separation, the Company will distribute all of the common stock of Batesville Holdings, Inc., a newly formed holding company for the Company’s funeral service business, to the Company’s shareholders on a pro rata basis. The tender offer is part of the Company’s plan to establish appropriate capital structures for each of the separated companies. The Company expects to fund the purchase of notes tendered in the tender offer with cash on hand and/or with the proceeds of a payment to be made by Batesville Holdings to the Company immediately prior to the completion of the distribution as a cash dividend and/or as a repayment of outstanding notes payable to the Company. The tender offer is conditioned on the completion of the separation, but the separation is not conditioned on completion of the tender offer.

OFFERING TERMS

The tender offer is scheduled to expire at 8 a.m., New York City time, on March 31,2008, unless extended or earlier terminated. Holders of notes must tender and not withdraw their notes on or before the early tender date, which is 5 p.m., New York City time, on March 13, 2008, unless extended, to receive the full tender offer consideration. Holders of notes who tender their notes after the early tender date will receive the late tender offer consideration, which is the full tender offer consideration minus the early tender premium of $20.00 per $1,000 principal amount of notes.

The full tender offer consideration for each $1,000 principal amount of the notes tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the fixed spread of 75 basis points over the yield based on the bid side price of the reference treasury security, the 2.000 percent U.S. Treasury Notes due February 28, 2010, as calculated by Citi and Goldman, Sachs & Co., the dealer managers for the tender offer, at 2 p.m., New York City time, on March 26, 2008.

In addition to the full tender offer consideration or late tender offer consideration, as applicable, holders of notes tendered and accepted for payment will receive accrued and unpaid interest on the notes from the last interest payment date for the notes to, but not including, the settlement date. The settlement date will be promptly after the expiration date, and is expected to occur no later than April 1, 2008.

Except as set forth in the Offer to Purchase or as required by applicable law, notes tendered may be withdrawn only on or before the withdrawal date, which is 5 p.m., New York City time, on March 13, 2008, and notes tendered after the withdrawal date may not be withdrawn.

The tender offer is conditioned on the satisfaction of certain conditions described in the Offer to Purchase, including the consummation of the distribution to the Company’s shareholders of all of the shares of Batesville Holdings common stock. If any condition is not satisfied, the Company is not obligated to accept for purchase, or to pay for, notes tendered and may terminate, extend or amend the tender offer and may postpone the acceptance for purchase of, and payment for, notes so tendered subject to applicable laws. The tender offer is not conditioned on the tender of a minimum principal amount of the notes. The Company is not soliciting consents from holders of notes in connection with the tender offer.

The Company has retained Citi and Goldman, Sachs & Co. to serve as the dealer managers for the tender offer and has retained Global Bondholder Services Corporation to serve as the depositary and information agent for the tender offer.

Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 952-2200 or (212) 430-3774 or in writing at 65 Broadway – Suite 723, New York, NY, 10006. Questions regarding the tender offer may be directed to Citi at (800) 558-3745 or (212) 723-6106 or Goldman, Sachs & Co. at (877) 686-5059 or (212) 902-9077.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offer is made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. None of the Company, the dealer managers or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender notes and, if so, the principal amount of notes to tender.

ABOUT HILLENBRAND INDUSTRIES, INC.

Hillenbrand Industries is organized into two operating companies serving the health care and funeral services industries.

Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, and information technology solutions. Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.

Hill-Rom...enhancing outcomes for patients and their caregivers.

Batesville Casket Company is a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing and other personalization and memorialization products.

Batesville Casket Company...helping families honor the lives of those they love.

www.hillenbrand.com

Disclosure Regarding Forward-Looking Statements

Certain statements in this press release contain forward-looking statements, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, collections of accounts receivable, compliance with FDA regulations, antitrust litigation, potential exposure to product liability or other claims, failure of the Company’s announced strategic initiatives and restructuring and realignment activities to achieve expected growth, efficiencies or cost reductions, disruptions in the Company’s business or other adverse consequences resulting from the planned separation of the Company’s two operating companies, failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, competition from nontraditional sources in the funeral services business, volatility of the Company’s investment portfolio, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2007. The Company assumes no obligation to update or revise any forward-looking statements.